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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of BankVest Capital
Corp. on Form S-1 of our report dated August 21, 1998 (    , 1998 as to Note
14), appearing in the Prospectus, which is part of this Registration
Statement.

  We also consent to the reference to us under the headings "Selected Consolidated Financial and Other Data", "Change in Accountants" and "Experts" in such Prospectus.

Boston Massachusetts
August 21, 1998 (    , 1998 as to Note 14)

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  The foregoing consent is in the form that will be signed upon completion of the reclassification of Class A and Class B common stock into Common Stock and Non-Voting Common Stock, respectively, and the 3 for 2 stock split as described in Note 14 of the Notes to the Consolidated Financial Statements.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 29, 1998